Exhibit 10.5

Sale of Goods Agreement

Agreement made on May 1, 2017, between Folkup Development Inc., of Mileve Maric Ajnstajn 72, Novi Beograd, Republic of Serbia 11070, in this agreement referred to as Seller, and Kopetr LLC of 17 Karadjordjeva st., Beograd, Republic of Serbia 11070, in this agreement referred to as Buyer.

1. SALE OF GOODS

Seller shall sell to Buyer on or before May 1, 2017, the following goods:

No.	DESCRIPTION	QUANTITY	UNIT PRICE (USD)	TOTAL PRICE (USD)
1	IconBIT Smart Scooter SD-0012K Kit Black	23	280	6,440.00
2	Monowheel Airwheel X3 170 Wh	2	530	1,060.00
	TOTAL:	25		7,500.00

The transportation cost shall be at the expense of Buyer.

2. CONSIDERATION

The full price for the goods is $7,500 (Seven thousand and five hundred) US Dollars. Buyer shall accept the goods and pay $4,000 (Four thousand) US Dollars as prepayment. The remaining amount in consideration of $3,500 (Three thousand and five hundred) US Dollars shall be paid not later than May 20, 2017.

3. IDENTIFICATION OF GOODS

Identification of the goods to this agreement shall not be deemed to have been made until both buyer and seller have specified that the goods in question are to be appropriated to the performance of this agreement.

4. PAYMENT ON RECEIPT

Buyer shall make payment for the goods at the time when, and at the place where, the goods are received by Buyer.

5. WARRANTY OF NO ENCUMBRANCES

Seller warrants that the goods are now free, and that at the time of delivery shall be free from any security interest or other lien or encumbrance.

6. WARRANTY OF TITLE

Furthermore, seller warrants that at the time of signing this agreement, seller neither knows nor has reason to know of the existence of any outstanding title or claim of title hostile to the rights of seller in the goods.

7. RIGHT OF INSPECTION

Buyer shall have the right to inspect the goods on arrival and, within 10 business days after delivery, buyer must give notice to seller of any claim for damages on account of condition, quality or grade of the goods, and buyer must specify the basis of the claim of buyer in detail. The failure of buyer to comply with these conditions shall constitute irrevocable acceptance of the goods by buyer.

In witness whereof, the parties have executed this agreement at Belgrade, Republic of Serbia the day and year first above written.

Seller /s/ Milena Topolac Tomovic Milena Topolac Tomovic, President	Buyer /s/ Fourat Sebti Fourat Sebti, Director

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